UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2019
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Varex Imaging Corporation (the “Company”) was held on February 14, 2019. The final results for the votes of the Annual Meeting regarding each proposal voted on at the Annual Meeting are set forth in the following tables. Each of these proposals is described in detail in the Company’s proxy statement on Schedule 14A filed on January 2, 2019 (the “Proxy Statement”).

Proposal One:

The Company’s stockholders elected Jay K. Kunkel and Christine A. Tsingos to serve as directors until the 2022 Annual Meeting of Stockholders:

	For	Withheld Authority	Abstain	Broker Non-Votes
Jay K. Kunkel	32,546,372	28,596	36,261	3,361,740
Christine A. Tsingos	32,543,005	32,353	35,871	3,361,740

Proposal Two:

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
30,088,751	2,486,354	36,124	3,361,740

Proposal Three:

The Company’s stockholders recommended, on an advisory basis, that the Company hold an advisory vote of stockholders on the Company’s executive compensation every one year:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
31,510,331	37,018	1,034,627	29,253	3,361,740

Proposal Four:

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019:

For	Against	Abstain
35,767,929	170,918	34,122

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: February 19, 2019	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary